CONTACTS:

MEDIA:
Brian E. Goerke
(412) 762-4550
corporate.communications@pnc.com

INVESTORS:
William H. Callihan
(412) 762-8257
investor.relations@pnc.com

PNC TO ACQUIRE RIGGS
Definitive Agreement Creates Valuable
Washington, D.C. Metropolitan Area Presence for PNC

PNC Expects to Report Second Quarter Earnings of $1.07 per Share

     PITTSBURGH and WASHINGTON, D.C., July 16, 2004 — The PNC Financial Services Group, Inc. (NYSE: PNC) and Riggs National Corporation (NASDAQ: RIGS) today announced that they have signed a definitive agreement for PNC to acquire Riggs for $24.25 per common share, or approximately $779 million in stock and cash.

     Riggs is a $6 billion asset banking company that provides commercial and retail banking services through 50 branches in the metropolitan Washington, D.C. area. In its 165-year history, Riggs has held accounts for many U.S. Presidents, and is among the capital’s most historic banks. Through the acquisition, PNC will gain entry to one of the nation’s most appealing financial services markets and the fifth-most affluent metropolitan region in the U.S.

     “This acquisition is an important step forward in our plan to grow PNC,” said James E. Rohr, chairman and chief executive officer of The PNC Financial Services Group. “Riggs’s strong banking franchise gives us an excellent platform on which to build in the extremely appealing metropolitan Washington marketplace. We believe Riggs’s customers will be well served by our comprehensive product offerings, and we believe we will win an increasing share of the region’s financial services business.

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The PNC Financial Services Group
One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222 2707
www.pnc.com

PNC To Acquire Riggs — Page 2

     “This combination is highly attractive to us,” said Lawrence Hebert, chief executive officer of Riggs Bank N.A. “The integrated company will provide our customers with seamless service and access to a wider scope of products and services while maintaining the long and valued traditions of the Riggs franchise. We have found the best solution for shareholders, customers, employees and our communities.”

     PNC President Joe Guyaux, who will oversee the integration process, said PNC is confident that it will successfully address Riggs’s regulatory problems.

     “We look forward to leveraging the Riggs platform to build a market-leading financial services franchise in Washington, Virginia and Maryland,” Guyaux said. “We are confident, following completion of our due diligence work, that we can successfully work through the regulatory issues that have been identified at Riggs.”

     PNC anticipates that the transaction will be accretive to earnings per share in 2007 and that it has an estimated internal rate of return that exceeds 16 percent.

     Under terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Riggs will merge into PNC and Riggs Bank will merge into PNC Bank. The transaction values each share of Riggs common stock at approximately $24.25 based on PNC’s closing NYSE stock price of $51.70 on July 14, 2004. Riggs shareholders will be entitled to elect to receive the merger consideration in shares of PNC common stock or in cash, subject to proration. The aggregate consideration is composed of a fixed number of approximately 7.5 million shares of PNC common stock and $321 million in cash, subject to adjustment. The actual value of the merger consideration to be paid upon closing will depend on the average PNC stock price shortly prior to completion of the merger, and the cash and stock components on a per Riggs share basis will be determined at that time based on that average PNC stock price so that each share of Riggs receives consideration representing equal value. Riggs stock options, currently with an aggregate in-the-money value of approximately $66 million, will be cashed out prior to closing, if not exercised.

     The transaction is expected to close during the first quarter of 2005. The merger is subject to customary closing conditions, including regulatory approvals and the approval of Riggs shareholders. Mr. Joseph L. Allbritton has entered into an agreement to vote 24.6% of the outstanding shares of Riggs in favor of the transaction. After closing, Riggs branches will assume the PNC Bank name.

     No branch overlap exists between the two companies, and PNC anticipates additional branch openings in Riggs’s geographical region. The transaction is expected to result in the reduction of approximately $82 million of operating expenses, before costs associated with planned expansion, through the elimination of operational and administrative redundancies.

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PNC To Acquire Riggs — Page 3

     Sandler O’Neill & Partners, L.P. acted as the financial advisor to PNC and Wachtell, Lipton, Rosen & Katz acted as its legal advisor. Lehman Brothers, Inc. acted as the financial advisor to Riggs and Sullivan & Cromwell LLP acted as its legal advisor.

PNC EARNINGS

     PNC also announced that it expects to report second quarter 2004 earnings of $304 million, or $1.07 per diluted share, primarily driven by improvements in noninterest income and lower credit costs. Further details will follow in the earnings news release to be distributed on Wednesday, July 21, and during the subsequent conference call at 10:00 a.m. eastern time that day. Details regarding the conference call can be found at www.pnc.com.

CONFERENCE CALL AND SUPPLEMENTARY INFORMATION

     PNC Chairman and Chief Executive Officer, James E. Rohr, PNC President Joseph C. Guyaux and PNC Vice Chairman and Chief Financial Officer William S. Demchak will hold a conference call for investors at 10:00 a.m. (eastern time) today regarding the announcement of the acquisition. Live webcast and telephone conference options are available. Internet access to the webcast, which includes audio (listen-only) and slides with supplementary information regarding the transaction, will be available on PNC’s website at www.pnc.com under “For Investors.” Access to the conference call by telephone will be available by calling 800-990-2718 (domestic) and 706-643-0187 (international). Investors should call 5-10 minutes before the start of the call. Supplementary information, which includes significant financial information that will be discussed on the conference call, will be available on PNC’s website under “For Investors” prior to the beginning of the conference call. A replay of the webcast will be available on PNC’s website for thirty days, and a taped replay of the audio portion of the conference call will be available for one week at 800-642-1687 (domestic) and 706-645-9291 (international), conference ID 8820865.

     The conference call may include a discussion of non-GAAP financial measures, which, to the extent not so qualified during the conference call, is qualified by GAAP reconciliation information that will be made available on PNC’s website under “For Investors.” The conference call may include forward-looking information, which along with the supplementary information and this news release, is subject to the cautionary statements that follow.

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PNC To Acquire Riggs — Page 4

FORWARD-LOOKING STATEMENT

     This press release contains forward-looking statements with respect to PNC’s outlook or expectations with respect to the planned acquisition of Riggs, the expected costs to be incurred in connection with the acquisition, Riggs’s future performance, and the consequences of the integration of Riggs into PNC. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of this press release, and PNC assumes no duty and does not undertake to update them.

     In addition to factors previously disclosed in PNC’s SEC reports (accessible on the SEC website at www.sec.gov and on PNC’s website at www.pnc.com) applicable to PNC’s business generally (including, upon the acquisition, those aspects currently operated by Riggs), the forward-looking statements in this press release are subject to the following risks and uncertainties:

•	Completion of the transaction is dependent on, among other things, receipt of stockholder and regulatory approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The successful completion of the transaction and its benefits to PNC also depend on the nature of any future developments with respect to Riggs’s regulatory issues, the ability to comply with the terms of all current or future regulatory requirements, including any related action plan, resulting from these issues, and the extent of related costs.

•	The transaction may be materially more expensive to complete than anticipated as a result of unexpected factors or events.

•	The integration of Riggs’s business and operations into PNC, which will include conversion of Riggs’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Riggs’s or PNC’s existing businesses.

•	The anticipated cost savings of the acquisition may take longer to be realized or may not be achieved in their entirety.

•	The anticipated benefits to PNC are dependent in part on Riggs’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Riggs’s performance (with respect to Riggs, see Riggs’s SEC reports, also accessible on the SEC website) or due to factors related to the acquisition of Riggs and the process of integrating it into PNC.

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PNC To Acquire Riggs — Page 5

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

     The PNC Financial Services Group, Inc. and Riggs will file a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Riggs will be available free of charge from www.riggsbank.com.

     The directors, executive officers, and certain other members of management of Riggs may be soliciting proxies in favor of the merger from its shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to Riggs’s most recent annual meeting proxy statement, which is available on Riggs’s website (www.riggsbank.com) and at the addresses provided in the preceding paragraph.

     Riggs Bank N.A. is the primary operating subsidiary of Riggs National Corporation (NASDAQ: RIGS), the largest bank holding company headquartered in the nation’s capital. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations and businesses.

     The PNC Financial Services Group, Inc. is one of the nation’s largest diversified financial services organizations, providing regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management and global fund services.

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